UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 23, 2011

BLACKSANDS PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51427	20-1740044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25025 I-45 N., Ste. 410, The Woodlands, TX 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 554-4491

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure

On February 23, 2011, Blacksands Petroleum, Inc. (the “Company”) provided to an investor presentation materials that the Company intends to use in to conduct meetings with investors, stockholders and analysts and at investor conferences, and which the Company intends to place on its website.  Those presentation materials are filed as Exhibits 99.1 and 99.2 hereto.

In addition, the Company revealed that it is now fracking the Everett No. 3 well in the Permian Basin, that it will commence drilling operations to drill the Company’s first well in New Mexico within the next 10 days and anticipates making an application for listing on the AMEX or Nasdaq markets within the next 90 days.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.  By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01, including Exhibits 99.1 and 99.2, the Company makes no admission as to the materiality of any such information that it is furnishing.

ITEM 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Company overview presentation
99.2	Wolfberry/Spraberry development presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: February 25, 2011	BY:	/s/ Donald Giannattasio
Donald Giannattasio Chief Financial Officer